Exhibit 10.3 IBM Annual Incentive Program 1 International Business Machines Corporation Annual Incentive Program Effective January 1, 2023 1. Purpose IBM’s Annual Incentive Program (“AIP”) is sponsored by International Business Machines Corporation to motivate and reward executives whose performance, leadership, teamwork, and contribution drive IBM’s business. This plan document for AIP replaces any other AIP documentation, effective for the performance year beginning January 1, 2023. 2. Definitions For purposes of this plan document, the following terms have the given meanings unless the context requires otherwise, as determined by the Administrator: (a) “Administrator” means the Company’s chief human resources officer or such other person(s) identified as having such administrator responsibility by the Board or the Compensation Committee. (b) “Award” means the incentive compensation awarded by IBM under Section 4. An Award may be payable or paid in cash and/or in equity-based awards issued under a Company long-term performance plan. (c) “Board” means the Board of Directors of the Company. (d) “CEO” means the Chief Executive Officer of the Company. (e) “Code” means the Internal Revenue Code of 1986, as amended. (f) “Company” means the International Business Machines Corporation. (g) “Compensation Committee” means the Compensation Committee of the Board. (h) “Eligible Executive” means a banded executive or other employee, but in each case only to the extent identified and communicated to as eligible for an Award for the particular performance year.

IBM Annual Incentive Program 2 (i) “IBM” means the Company together with its subsidiaries and affiliates, including subsidiaries of subsidiaries and partnerships and other business ventures in which IBM has an equity interest. (j) “Performance Period” means the calendar year or such other period identified by the Company over which performance is measured. (k) “Section 409A” means Section 409A of the Code. 3. Eligibility The Company will select and designate as Eligible Executives those employees of IBM eligible to participate in AIP for a specified Performance Period. Eligibility for AIP or a payment made under AIP in one year is not a guarantee of eligibility or payment in a subsequent year. 4. Award and Performance Conditions For each Performance Period, the Company may determine incentive goals, formulas and factors for any Awards. Awards may have an established target, where the amount of an Eligible Executive’s target Award is based on that Eligible Executive’s salary as of a particular date, a fixed dollar amount, or as otherwise determined by the Company. The incentive goals, formulas and factors may be based on a combination of the Company’s business results, business unit results (as applicable) and individual performance. The performance goals may differ from Eligible Executive to Eligible Executive and from award to award. The incentive goals, formulas and factors, and any other terms and conditions, applicable to the Award may include quantitative and/or qualitative metrics and may be subject to modifiers based on other factors, which may be set forth in documentation outside this plan document that (a) is not inconsistent with the terms and conditions of this plan document, and (b) references AIP. The goals and performance factors with respect to an Award are subject to change at any time during the performance year. 5. Determination of Performance and Payment of Award The Company will determine performance and overall bonus payouts at the end of the Performance Period. After the Company announces its annual earnings, final scores for the Company and each relevant business unit pool are established. Except as otherwise provided by the Compensation Committee, the CEO has discretion to adjust business unit AIP funding up or down based on qualitative metrics such as unit diversity progress, client experience, market share and engagement. Any payment under AIP may be further adjusted up or down based on individual contribution, as determined by the Company. Notwithstanding any contrary provision of this plan document, IBM may, in its sole discretion and at any time up to the date of payment, increase, reduce or eliminate an Eligible Executive’s Award.

IBM Annual Incentive Program 3 6. Timing of Payment of Award An amount payable pursuant to an Award will be paid at such time or times following the end of the Performance Period as determined by the Company. Effective beginning with respect to the Performance Period coinciding with the 2023 calendar year, except as otherwise determined by the Company, payment to Eligible Executives compensated on the Company’s U.S. payroll will be made during the month of April following the end of the Performance Period. For eligible executives not compensated on the Company’s U.S. payroll, AIP payments generally are made by March 31 following the end of the Performance Period or else are made at such other times as determined by IBM for each local jurisdiction. 7. Employment Conditions, Offset, and Other Terms Additional terms and conditions for receipt and retention of AIP may be set forth in documentation outside this plan document that (a) is not inconsistent with the terms and conditions of this plan document, and (b) references AIP. Except as otherwise provided in such documentation: (a) Eligible Executives compensated on the Company’s U.S. payroll must be in active employment at the end of the Performance Period to be eligible for an AIP payment for that performance year. (b) Eligible Executives not compensated on the Company’s U.S. payroll generally must be in active employment on the date of disbursement in order to receive an AIP payment. (c) To the extent an Eligible Executive is in active employment in an eligible position for only a portion of the Performance Period, but is otherwise eligible for an AIP payment, any AIP payment will be prorated to reflect such shorter period of participation. (d) If an Eligible Executive is entitled to compensation for the performance of a local IBM entity by reason of legislative, regulatory or similar requirements, that Eligible Executive’s AIP payment may be adjusted by IBM to take such additional payment into consideration. Such an adjustment could occur in an AIP cycle other than the year of the required compensation. 8. Forfeiture and Clawback (a) IBM may cancel, rescind, suspend, withhold or otherwise limit or restrict any AIP payments at any time if the Eligible Executive engages in any Detrimental Activity, either during employment or after termination of employment for any reason, but prior to receipt of any AIP payment. (b) For purposes of this Section 8, Detrimental Activity includes:

IBM Annual Incentive Program 4 (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with IBM, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of IBM; (ii) the disclosure to anyone outside IBM, or the use in other than IBM’s business, without prior written authorization from IBM, of any confidential information or material, as defined in IBM’s Agreement Regarding Confidential Information and Intellectual Property, relating to the business of IBM, acquired by the executive either during or after employment with IBM; (iii) the failure or refusal to disclose promptly and to assign to IBM, pursuant to IBM’s Agreement Regarding Confidential Information and Intellectual Property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the executive during employment by IBM, relating in any manner to the actual or anticipated business, research or development work of IBM or the failure or refusal to do anything reasonably necessary to enable IBM to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the participant’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of IBM, including but not limited to the Company’s Business Conduct Guidelines; (vi) any attempt directly or indirectly to induce any employee of IBM to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of IBM; (vii) the participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with IBM; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of IBM. (c) In addition to, and notwithstanding the foregoing provisions of this Section 8, any amounts payable under AIP will be incentive compensation under the terms of and subject to any applicable IBM recovery policy as in effect from time to time.

IBM Annual Incentive Program 5 9. Taxes and Withholding, Section 409A AIP payments are subject to applicable income and employment taxes, as determined by IBM. It is intended that amounts paid or payable under AIP comply with, or be exempt from the application of, Section 409A, and all provisions of AIP will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. For purposes of Section 409A, each of the payments that may be made under AIP is designated as a separate payment. To the extent required by Section 409A, amounts paid under AIP to a “409A Key Employee” upon such individual’s “409A Separation from Service” will be no earlier than the first business day that is six months after the date of the individual’s “409A Separation from Service” (with such terms “409A Key Employee” and “409A Separation from Service” having the meaning provided to them in the IBM Section 409A Umbrella Document, which is currently Appendix B to the IBM Excess 401(k) Plus Plan). 10. Plan Administration AIP is administered by the Administrator. The Administrator has all powers and discretionary authority that are necessary or appropriate to administer AIP, including, without limitation, the discretionary authority to interpret the plan document and the Awards; adopt rules for the administration, interpretation and application of AIP; and interpret, amend or revoke any such rules. Notwithstanding any other provision of this plan document or other AIP provision to the contrary, the Board or its Compensation Committee has sole authority to approve any Award to any Eligible Executive who is an officer of the Company subject to Section 16 of the Securities Exchange Act of 1934, or such other Eligible Executive as the Committee determines. All determinations and decisions made by the Board, the Compensation Committee, the CEO, the Administrator, and any of their delegates pursuant to the provisions of this plan document or other AIP provisions will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law. 11. Plan Document This plan document is the formal plan document for AIP. Relevant terms and conditions and rules and procedures for AIP may be set forth in documentation outside this plan document that (a) is not inconsistent with the terms and conditions of this plan document, and (b) references AIP. To the extent there is any discrepancy between the provisions of this plan document, documentation outside this plan document, or other communications regarding the terms of AIP, the Administrator has the discretionary authority to resolve such discrepancy. 12. Right to Modify or Terminate AIP IBM may cancel or change the terms of AIP at any time. This includes, without limitation, the right to suspend, replace or terminate AIP or to make changes or amendments to any of its provisions at any time and without prior notice. Such changes or amendments to AIP may be made by the Board, the Compensation Committee, or either of their respective designees.

IBM Annual Incentive Program 6 13. Miscellaneous (a) Unfunded Bonus Program. AIP is intended to be a “bonus program” as defined under U.S. Department of Labor Regulation 2510.3-2(c) and will be construed and administered in accordance with such intention. AIP is an unfunded plan. Participants are and will be general creditors of the Company with respect to any Awards, if payable. (b) Governing Law. AIP, including this plan document, will be construed, regulated and administered under the laws of the State of New York. (c) Jurisdiction and Dispute Resolution. Except as specifically provided otherwise by IBM, any Eligible Executive or other employee claiming benefits under AIP is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts sitting in New York Country or Westchester Country, New York, and irrevocably waives any objection to the venue of such action, including any objection that the action has been brought in an inconvenient forum, to resolve any and all issues that may arise out of or relate to AIP or any related Award. In the event that an Eligible Employee or other employee or IBM brings an action to enforce the terms of AIP or any Award and IBM prevails, the employee shall pay all costs and expenses incurred by IBM in connection with that action, including reasonable attorneys’ fees, and all further costs and fees, including reasonable attorneys’ fees incurred by IBM in connection with collection. (d) No Employment Rights or Contract. AIP and any communication regarding AIP does not confer employment rights upon any person. No person is entitled, by virtue of AIP or any communication regarding AIP, to remain in the employ of IBM, and nothing in AIP or any communication regarding AIP restricts IBM’s right to terminate the employment of any person at any time. (e) No Assignment of Benefits. AIP payments are not subject to anticipation, alienation, pledge, sale, transfer, or assignment, and any attempt to cause such amounts to be so subjected will not be recognized, other than by will or by the laws of descent and distribution. (f) Successors. All obligations of the Company under AIP, with respect to Awards hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company. (g) Severability. In the event any provision of AIP is held to be illegal or invalid for any reason, such illegality or invalidity will not affect the remaining parts of AIP, and AIP

IBM Annual Incentive Program 7 will be construed and enforced as if such illegal or invalid provisions had never been included in AIP.